SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 22, 2016

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

Bond Offering

On May 31, 2016, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the Prospectus Supplement dated as of May 31, 2016 (the “Original Prospectus Supplement”) relating to an offering of the Company’s 12% Convertible Senior Bonds (the “Bonds;” each, a “Bond”) in a minimum aggregate amount of $2,500,000 up to a maximum amount of $12,000,000 (the “Offering”). The Original Prospectus Supplement forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-193336), as amended, which was declared effective by the SEC on March 27, 2014 (the “Registration Statement”), along with the base prospectus and Exhibit 4.2, the Original Indenture.

The Company entered into an exclusive placement agreement with Network 1 Financial Securities, Inc. (“Network 1”), pursuant to which Network 1 will, on a best efforts basis, place the Offering. Neither Network 1 nor any other broker-dealers that Network 1 may invite to participate in the distribution of the Bonds (such broker-dealers are, together with Network 1, collectively referred to as the “Placement Agents”) are required to make a firm commitment to purchase any of the Bonds.

On June 22, 2016, the Company filed with the Securities and Exchange Commission an Amendment No. 1 to the Prospectus Supplement (“Amendment No. 1”). Under Amendment No. 1, the closing of the Offering may take place on a rolling basis, whereby the Company will accept purchases of the Bonds in more than one closing (the first of which is the “Initial Closing”), so long as at least the minimum purchase amount is received in the escrow account established for purposes of the Offering on or before the first or only closing occurs. The Offering period is scheduled to terminate at 10:00 a.m. EST, on September 1, 2016, or at such other date and time (such date and time being called the “Closing Date”), and at such location as may be agreed upon between Network 1 and the Company. If the Company does not receive acceptable subscriptions and payments totaling at least the Minimum Purchase Amount on or before August 31, 2016, which is 70 days following the date of this Prospectus Supplement, the Company will terminate the offering and promptly refund the money raised without deduction unless the Company elects, in its sole discretion, to extend the Offering for up to an additional 60 days. The Bonds will be issued on that date and interest thereon shall begin to accrue on the 31st day following the final closing date.

The Bonds will bear interest at a rate of 12% per year on the principal or par value of $1,000.00 per Bond, payable annually in arrears on October 2 (if the final closing date is not extended) of each year, beginning on October 2, 2017. The interest payments shall be paid annually, in arrears in cash or in shares of our common stock, at the Company’s sole discretion. At maturity, the Company will deliver shares of its common stock as provided in this Prospectus or pay the principal and unpaid interest in cash.

Network 1’s compensation will consist of a commission of 6% and a non-accountable expense allowance of 1.5% of which fifty thousand dollars ($50,000) has been advanced at the time of this filing to be applied towards the Non-Accountable Expense Allowance. Expenses relating to the Offering are not to exceed seventy-five thousand dollars ($75,000), except for certain specified filing fees with regulatory authorities.

The Placement Agent Agreement provides that, at the Closing, the Company shall grant to Network 1 or its designated affiliates warrants (the “Warrants”) covering five percent (5%) of the total number of Bonds sold in the Offering. The Warrants will be non-exercisable for six (6) months after the date of the Closing and will expire three (3) years after the date of Closing. The Warrants will be exercisable at a price equal to one hundred twenty-five percent (125%) of the conversion price of the shares underlying the Bonds in connection with the Offering. The Warrants shall not be redeemable, nor may they be transferred, assigned or hypothecated for a period of six (6) months following the Closing, except that they may be assigned, in whole or in part, to any successor, office, manager, member, or partner of Network 1 (or its officers, managers or members of any such successor, member or partner), and to members of the underwriting syndicate or selling group and their respective officers, managers, members or partners. The Warrants may be exercised as to all or a lesser number of shares of common stock underlying the Bonds and will provide for cashless exercise.

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 Amendment to Supplemental Indenture

Effective May 31, 2016, the Company executed a Supplemental Indenture, as Issuer, with the American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), located at 6201 15th Avenue, Brooklyn, NY 11219, as the trustee, paying agent and registrar, relating to the issuance by the Company of its 12% Convertible Senior Note due 2028 (the “Notes”).

Effective June 22, 2016, the Company executed an Amendment No. 1 to the Supplemental Indenture, dated May 31, 2016, that changed the Final Closing Date (if not extended) of the senior convertible bonds from August 1, 2016 to September 1, 2016. The maturity date of the convertible bonds is extended from September 1, 2028 to October 2, 2028. The bonds will bear interest from October 2, 2016 (if not extended), and payable on October 2nd of each year, beginning on October 2, 2017. The “regular record date” for interest payments shall continue to be 10 business days prior to the payment date. The convertible bonds continue to be redeemable at any time after the third anniversary of their issuance date. The convertible bonds continue to be convertible at any time prior to the close of business on the business day immediately prior to the 30 day period preceding the maturity date.

The Company is filing the items included in Exhibits 4.1 and 4.2 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Registration Statement for the Prospectus Supplement and the Supplemental Indenture under Annex B. The Exhibits 4.1 and 4.2 to this Current Report on Form 8-K are amendments to the Exhibits 4.1 and 4.2 in the Current Report on Form 8-K filed as filed with the SEC on May 31, 2016.

Agreement-In-Principle of the Incorporation of a Drilling Subsidiary

Recently, the Company and a US-based oil field service company with global operations (“OFS”) have reached an agreement-in-principle pursuant to which, subject to the negotiation, execution and delivery of legally binding agreements, the Company and the OFS company would form a special purpose subsidiary (the “Sub”) to operate a drilling rig contributed as property at incorporation from OFS or one of its affiliates. The Sub would be owned 50% by the Company and 50% by OFS (or an affiliate thereof). OFS will contribute to the Sub, as property, an already identified drilling rig in exchange for 50% of the stock of the Sub. The Company would contribute an equal amount-in-value of shares of the Company’s common stock in exchange for 50% of the Sub. The Company and the OFS Company will be negotiating and memorializing the details of the respective property contributions, including a shareholder’s agreement between them. If the Company concludes the agreements, management expect that it will not take more than 30 days to commence rig mobilization and then ship the rig to Israel.  Concurrently, the Company will need to field an operating crew for the rig. Notwithstanding the agreement-in-principle and current discussions, no assurance can be provided that the Company will in fact be able to conclude legally binding agreements on mutually acceptable terms.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	-	Amendment No. 1 to Supplemental Indenture

Exhibit 4.2	-	Amended Global Note (incorporated by reference to the Amendment to the Company’s Supplemental Indenture in Exhibit 4.1)

Exhibit 10.1	-	Placement Agent Agreement

Exhibit 99.1	-	Press release dated June 23, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 23, 2016	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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